THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $2,000,000 Issue Date: November 24, 2023 9% Secured Convertible Promissory Note

FOR VALUE RECEIVED, SKY QUARRY INC., a Delaware corporation (hereinafter called “Borrower” or “Company”), hereby promises to pay to the order of Bengt Eriksson (the “Holder”), address at APPT 115, Level 7, Quay 27, GXIIIA, Kings Wharf, Gibraltar, the sum of Two Million Dollars ($2,000,000.00) (“Principal Amount”), with interest accruing thereon, payable on November 24, 2026 (the “Maturity Date”), if not sooner paid, converted or modified as permitted herein. This Note is being issued in connection with the Note Purchase Agreement entered into by and between Borrower and Holder dated November 20, 2023 (“Purchase Agreement”). Terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

The following terms shall apply to this Note:

ARTICLE I GENERAL PROVISIONS

1.1Interest Rate and Interest Payment Date. Interest payable on this Note shall accrue at a rate of nine percent (9.0%) per annum from the Issue Date through the Maturity Date. Interest shall be paid on a semi-annual basis commencing on December 31, 2023. Payment of interest shall be made to the Holder in the form of cash or shares of the Company’s common stock, at the Holder’s option. Holder shall notify the Borrower at least 10 days prior to the interest payment date (“Interest Notification Date”) as to the form of interest payment Holder elects to receive. If Holder does not notify the Borrower, on or before the Interest Notification Date, as to the form of interest payment it elects to receive with respect to a semi- annual interest payment, such semi-annual interest payment will be paid in cash. If Holder elects to receive a semi-annual interest payment in the form of shares of the Company’s common stock, the number of shares to be issued to Holder shall be calculated based on the interest payment amount divided by the Conversion Price (defined below) as then in effect.

1.2Maturity Date. The Maturity Date shall be November 24, 2026 (36 months from date of the issuance of the Note).

1.3Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note. After the Maturity Date and during the pendency of an Event of Default, (as defined in Article IV) the interest rate shall be increased to twelve percent (12%) per annum.

1.4Miscellaneous. Interest on this Note shall be calculated on the basis of a 365-day year and the actual number of days elapsed. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof.

ARTICLE II CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower’s Common Stock, $0.0001 par value per share (“Common Stock”) as set forth below.

2.1.Conversion into the Borrower’s Common Stock.

(a)The Holder shall have the right at any time commencing on the date hereof until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Schedule A, Borrower shall issue and deliver to the Holder within five (5) business days after the Conversion Date (such fifth day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. The Holder will not be required to surrender the Note to the Borrower until the Note has been fully converted or satisfied. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

(b)Subject to adjustment as provided in Article 2.1(c) hereof, the conversion price (“Conversion Price”) per share shall be a price equal to $1.60 per share of the Company’s Common Stock.

(c)The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Article 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.Merger, Sale of Assets, etc. If (A) the Borrower effects any merger or consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower), or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reverse merger)  (in any such case, a “Fundamental

Transaction”), this Note, as to the unpaid principal portion thereof and accrued interest thereon, if any, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction. The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Article shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(d)Whenever the Conversion Price is adjusted pursuant to Article 2.1(c) above, the Borrower shall promptly but not later than the fifth (5th) business day after the effectiveness of the adjustment, provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. Failure to provide the foregoing notice is an Event of Default under this Note.

2.2  Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Article 2.1(a) hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

ARTICLE III REDEMPTION

This Note may be prepaid, in whole or in part, by the Borrower, at any time after the issuance hereof, without the consent of the Holder except as otherwise described in this Note. Such prepayment option may only be exercised by Borrower one time during each twelve (12) month period while the note is outstanding commencing on the date hereof. If the Note is prepaid prior to the date that is twelve months from the date of this Note, the Borrower shall pay a three percent (3%) prepayment penalty to Holder and if prepaid after twelve months but prior to the date that is twenty-four (24) months from the date of this Note, the Borrower shall pay a two percent (2%) prepayment penalty to Holder. Any pre-payment penalty shall only be applied to the then outstanding principal amount being prepaid. Any prepayment made after the date that is twenty-four (24) months from the date of this Note shall not be subject to any pre-payment penalty. Borrower shall provide Holder at least thirty (30) days prior written notice of its intent to prepay the Note, which shall be affirmatively acknowledged by Holder of its receipt of written notice thereof, during which time Holder may elect to convert all or a portion of the outstanding principal and accrued interest of the Note. Holder shall notify Borrower in writing of its election to convert the Note at least five

(5) days prior to the prepayment date, pursuant to which it shall indicate the amount of principal and/or accrued interest it intends to convert into shares of the Borrower’s common stock at the Conversion Price then in effect. If Holder does not timely notify Borrower of its election to convert the Note in accordance herewith, Holder shall not be entitled to convert the Note at such time, however, if the Note is not repaid in full Holder shall continue to have the right to convert the Note in connection with any future repayment notices provided to Holder.

ARTICLE IV EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

4.1Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due in full, subject to any applicable grace period set forth herein.

4.2Breach of Covenant. The Borrower or any Subsidiary breaches any material covenant or other term or condition of the Note Purchase Agreement or this Note in any material respect and such breach, if subject to cure, continues for a period of twenty (20) business days after written notice to the Borrower from the Holder.

4.3Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Note Purchase Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date and such inaccuracy, if subject to cure, continues for a period of twenty (20) business days after written notice to the Borrower from the Holder.

4.4Liquidation. Any dissolution, liquidation or winding up of Borrower or a Subsidiary’s substantial portion of their business.

4.5Cessation of Operations. Any cessation of operations by Borrower or a Subsidiary.

4.6Maintenance of Assets. The failure by Borrower or any Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with twenty

(20) business days after written notice to the Borrower from the Holder.

4.7Receiver or Trustee. The Borrower or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.8Judgments. Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Borrower or any Subsidiary or any of its property or other assets for more than $250,000, unless stayed vacated or satisfied within ten days.

4.9Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary.

4.10Notification Failure. A failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document.

ARTICLE V MISCELLANEOUS

5.1Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Sky Quarry Inc., 707 W. 700 S, Suite 101, Woods Cross, UT 84087, Attn: President, facsimile: (801) 606-2722, and (ii) if to the Holder, to the name, address and facsimile number set forth in the Note Purchase Agreement.

5.3Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

5.5Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of the state of Delaware or in the federal courts located in the state of Delaware. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.

5.7Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Delaware, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 27th day of November, 2023.

SKY QUARRY INC.

By:	/s/ David Sealock
Name: David Sealock
Title: CEO

SCHEDULE A - NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $______ of the principal and $______ of the interest due on the Note issued by Sky Quarry Inc. (“Borrower”) on ______, 2023 into Shares of Common Stock of Borrower according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Signature:

Print Name:

Address: